SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         -------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): June 18, 1996


                             INFINITE MACHINES CORP.
             (Exact name of Registrant as specified in its charter)



DELAWARE                           0-21816                   52-1490422
(State or other jurisdiction       (Commission               (IRS Employer
of incorporation)                  File Number)              Identification No.)


           923 Incline Way #9, P.O. Box 8219, Incline Village NV 89452
               (Address of principal executive office) (Zip Code)

                                 (702) 831-4680
               Registrant's telephone number, including area code:

                                      N/A
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     By Agreement dated June 18, 1996 between Brown University Research Foundation ("Brown University") and HGG Laser Fare, Inc., a wholly owned subsidiary of the Registrant, the Registrant was granted a license from Brown University with respect to certain patented technology owned by Brown University related to the fabrication of micro-lenses and micro-machining of glass for exploitation by the Registrant in connection with its commercial laser machining and materials processing businesses. The license, which is worldwide, is terminable on or after January 1, 2000 in the event that minimum royalty payments are not achieved.

     In consideration for the license, the Registrant is obligated to pay to Brown University a $25,000 license fee on or before July 1, 1996, of which $5,000 has been paid to date and the Registrant has issued to Brown University, for investment, 10,000 shares of the Registrant's Common Stock. In addition, annual license maintenance fees are due on or before July 1 of each year during the term of the license in amounts ranging from $12,000 per year to $25,000 per year.

Item 7. Exhibits.

     1. License Agreement dated June 18, 1996 by and between Brown University Research Foundation and HG Laser Fare, Inc. (Filed herewith).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 INFINITE MACHINES CORP.


Date: June 25, 1996              By:  /s/ Carle C. Conway
                                      -------------------
                                      Carle C. Conway, Chief Executive Officer